SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.)

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☒	Definitive Information Statement

LEGG MASON ETF INVESTMENT TRUST

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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FRANKLIN CLEARBRIDGE ENHANCED INCOME ETF

A SERIES OF LEGG MASON ETF INVESTMENT TRUST

620 Eighth Avenue

New York, NY 10018

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This notice provides only an overview of the more complete Information Statement that is available to you on the Internet relating to the Franklin ClearBridge Enhanced Income ETF (the “Fund”), a series of Legg Mason ETF Investment Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement, available online at: https://franklintempletonprod.widen.net/s/tv9gswwwrl/ylde_stmt.

The Information Statement describes a recent change involving the investment management of the Fund. Franklin Templeton Fund Adviser, LLC (“FTFA”) currently serves as the investment manager to the Fund. The Board of Trustees (the “Board”) has authorized the Fund to operate in a “manager of managers” structure whereby FTFA is permitted to appoint and replace both affiliated and unaffiliated sub-advisers, and enter into, amend and terminate sub-advisory agreements with such sub-advisers without obtaining prior shareholder approval, but subject to the approval of the Board. The use of the manager of managers structure is subject to certain conditions set forth in exemptive relief issued by the U.S. Securities and Exchange Commission (“SEC”) and no-action letter guidance issued by the SEC staff as applicable. Under the manager of managers structure, FTFA, the Fund’s investment manager, has the ultimate responsibility, subject to oversight by the Board, to oversee the Fund’s sub-adviser(s) and recommend their hiring, termination and replacement. On December 5, 2024, the Board, on behalf of the Fund, approved a new sub-advisory agreement between FTFA and Franklin Managed Options Strategies, LLC (“Franklin MOST”), effective February 28, 2025, pursuant to which Franklin MOST supports FTFA in providing investment advice to the Fund, including the day-to-day portfolio management of the options overlay portion of the Fund’s portfolio. ClearBridge Investments, LLC (“ClearBridge”), also serves as sub-adviser to the Fund and provides the day-to-day portfolio management of the equity portion of the Fund’s portfolio. FTFA, Franklin MOST and ClearBridge are indirect, wholly owned subsidiaries of Franklin Resources, Inc. (“FRI”).

A more detailed description of Franklin MOST and its investment operations, information about the new sub-advisory agreement with Franklin MOST, and the reasons the Board approved the appointment of Franklin MOST as sub-adviser to the Fund, is included in the Information Statement.

This Notice of Internet Availability of Information Statement is being mailed beginning on or about May 27, 2025, to shareholders of record of the Fund as of May 5, 2025. Householding is an option available to certain Fund investors. Householding is a method of delivery, based on the preference of the individual investor, in which a single copy of certain shareholder documents can be delivered to investors who share the same address, even if their accounts are registered under different names. Householding for the Fund is available through certain broker-dealers. If you are interested in enrolling in householding and receiving a single copy of the Notice of Internet Availability of Information Statement and other shareholder documents, please contact your broker-dealer. If you are currently enrolled in householding and wish to change your householding status, please contact your broker-dealer. The Information Statement will be available online until at least 90 days after its mailing to shareholders. A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting the Fund at 1-877-721-1926. If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

YLDE-SHLTR 05/25

FRANKLIN CLEARBRIDGE ENHANCED INCOME ETF

A SERIES OF LEGG MASON ETF INVESTMENT TRUST

620 Eighth Avenue

New York, NY 10018

INFORMATION STATEMENT

This Information Statement describes a recent change involving the investment management of the Franklin ClearBridge Enhanced Income ETF (the “Fund”), a series of Legg Mason ETF Investment Trust (the “Trust”). At a meeting held on December 5, 2024 (the “Meeting”), the Trust’s Board of Trustees (the “Board” or the “Trustees”), on behalf of the Fund, approved a new sub-advisory agreement between Franklin Templeton Fund Adviser, LLC (“FTFA”), the Fund’s investment manager, and Franklin Managed Options Strategies, LLC (“Franklin MOST”) effective February 28, 2025, pursuant to which Franklin MOST supports FTFA in providing investment advice to the Fund, including the day-to-day portfolio management of the options overlay portion of the Fund’s portfolio. ClearBridge Investments, LLC (“ClearBridge”) also serves as sub-adviser to the Fund, and provides the day-to-day portfolio management of the equity portion of the Fund’s portfolio. FTFA has the ultimate responsibility, subject to oversight by the Board, to oversee the Fund’s sub-adviser(s) and recommend their hiring, termination and replacement. Pursuant to exemptive relief granted by the U.S. Securities and Exchange Commission (the “SEC”), FTFA is permitted to appoint and replace both affiliated and unaffiliated sub-advisers, and enter into, amend and terminate sub-advisory agreements without obtaining prior shareholder approval, but subject to the approval of the Board (the “Manager of Managers Structure”).

This Information Statement is being made available via the internet beginning on or about May 27, 2025 to all shareholders of record of the Fund as of May 5, 2025 (the “Record Date”). The Information Statement will be available online at https://franklintempletonprod.widen.net/s/tv9gswwwrl/ylde_stmt until at least 90 days after its mailing to shareholders. A paper or e-mail copy of this Information Statement may be obtained, without charge, by contacting the Fund at 1-877-721-1926.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Why am I receiving this Information Statement?

This Information Statement is being furnished to you by the Board to inform shareholders of a recent change in the investment management of the Fund. The Board, upon the recommendation of FTFA, has approved a new sub-advisory agreement between FTFA and Franklin MOST (the “New Sub-Advisory Agreement”). FTFA and Franklin MOST are both indirect, wholly owned subsidiaries of Franklin Resources, Inc. (“FRI”). This Information Statement provides details regarding Franklin MOST, the New Sub-Advisory Agreement and the reasons the Board approved the appointment of Franklin MOST as a new sub-adviser to the Fund.

What is the Manager of Managers Structure?

The Board has authorized the Fund to operate in a Manager of Managers Structure. Under the Manager of Managers Structure, FTFA has the ultimate responsibility, subject to oversight by the Board, to oversee the Fund’s sub-adviser(s) and recommend their hiring, termination and replacement. FTFA also, subject to the review and oversight of the Board, sets the Fund’s overall investment strategy; evaluates, selects and recommends sub-adviser(s) to manage all or a portion of the Fund’s assets; and implements procedures reasonably designed to ensure that each sub-adviser complies with the Fund’s investment goal, policies and restrictions. Subject to review and oversight by the Board, FTFA will allocate and, when appropriate, reallocate the Fund’s assets among sub-advisers, and will monitor and evaluate each sub-adviser’s performance.

The use of the Manager of Managers Structure with respect to the Fund is subject to certain conditions that are set forth in SEC exemptive relief and no-action letter guidance issued by the SEC staff as applicable. One condition is that the Fund, by providing this Information Statement, must inform shareholders of the hiring of any new sub-adviser within ninety (90) days after the hiring.

APPOINTMENT OF FRANKLIN MOST AS THE SUB-ADVISER TO THE FUND

Why was Franklin MOST appointed as a New Sub-Adviser?

FTFA recommended, and the Board approved, the appointment of Franklin MOST as a sub-adviser to the Fund to enable Franklin MOST to provide the day-to-day portfolio management of the options overlay portion of the Fund’s portfolio, which was implemented in connection with a repositioning of the Fund effective February 28, 2025. FTFA recommended to appoint Franklin MOST as a sub-adviser to the Fund because it believes that the experience of the investment professionals at Franklin MOST, which focus their advisory services on exchange-traded options-based strategies, including the utilization of specific call selling strategies, will provide the requisite expertise to manage the Fund’s options overlay strategy. In addition, FTFA believes that the prior experience of Jonathan Orseck and Bradley Berggren from Franklin MOST, each added as portfolio managers of the Fund in conjunction with the hiring of Franklin MOST, in managing options overlay strategies for other 1940 Act-registered funds adds complementary expertise to the Fund.

Has the addition of Franklin MOST increased the Fund’s fees and expenses?

No. The addition of Franklin MOST as a sub-adviser to the Fund has had no impact on the investment management fees charged to the Fund or the fees paid by Fund’s shareholders, because the fees paid by FTFA to Franklin MOST are deducted from the fees paid by the Fund to FTFA. The addition of Franklin MOST as a sub-adviser to the Fund has not materially changed the manner in which the Fund seeks to achieve its investment goal or the level of services that are provided to the Fund.

INFORMATION ABOUT FRANKLIN MOST

Franklin MOST is an SEC registered investment adviser located at 100 First Stamford Place, 5th Floor, Stamford, Connecticut 06902. Together, Franklin MOST and its affiliates manage, as of March 31, 2025, approximately $1.54 trillion in assets. Franklin MOST was formed in 2023 following Franklin Templeton’s acquisition of volScout LLC and the hiring of volScout’s founding partners, including Messrs. Orseck and Berggren. Prior to founding volScout LLC, Messrs. Orseck and Berggren served as partner and Chief Operating Officer (in regards to Mr. Orseck) and founder, Chief Executive Officer and Chief Investment Officer (in regards to Mr. Berggren) of Parametric Risk Advisors LLC (and its predecessor company which was acquired by Parametric Risk Advisors LLC/Eaton Vance Corp.). Franklin MOST is a limited liability company and is an indirect, wholly owned subsidiary of FRI. FRI is a publicly owned holding company with its principal offices located at One Franklin Parkway, San Mateo, California 94403- 1906. The principal stockholders of FRI are Charles B. Johnson and Rupert H. Johnson, Jr., who owned approximately 19% and 20%, respectively, of its outstanding shares as of April 30, 2025. The shares deemed to be beneficially owned by Charles B. Johnson include certain shares held by two private charitable foundations for which he is a trustee, of which he disclaims beneficial ownership. The shares deemed to be beneficially owned by Rupert H. Johnson, Jr. include certain shares held by a private charitable foundation for which he is a trustee or by his spouse, of which he disclaims beneficial ownership.

The names and principal occupations of the principal executive officers of Franklin MOST, as of the Record Date, are set forth below. The business address of each person is 100 First Stamford Place, 5th Floor, Stamford, Connecticut 06902.

Name	Title
Roger Paradiso	President
Jonathan Orseck	Senior Vice President and Co-Chief Investment Officer of Options Strategies
Bradley Berggren	Senior Vice President and Co-Chief Investment Officer of Options Strategies
Roger Weber	Senior Vice President and Director of Options Technology Strategy
Kristopher Smith	Vice President
Anne Devereaux	Chief Compliance Officer
Beth McAuley O’Malley	Vice President and Secretary
Annie Thomen	Vice President

Exhibit A lists other U.S. registered investment companies that Franklin MOST manages or sub-advises with investment objectives and strategies similar to the Fund. Exhibit A also sets forth information about these U.S. registered investment companies, the investment management or sub-advisory fees received by Franklin MOST, the net assets of each investment company, and whether Franklin MOST has waived, reduced, or otherwise agreed to reduce its compensation under its applicable investment advisory or sub-advisory contract.

MATERIAL TERMS OF THE NEW SUB-ADVISORY AGREEMENT

Below is a summary of the material terms of the New Sub-Advisory Agreement. This summary is qualified in its entirety by reference to the New Sub-Advisory Agreement, a copy of which is attached as Exhibit B. The terms and conditions of the New Sub-Advisory Agreement are substantially similar to the terms and conditions of sub-advisory agreements recently approved by the Board for other ETFs overseen by the Board within the Franklin Templeton fund complex and which have involved the appointment of sub-advisers to provide discretionary investment advisory services.

Services. Subject to the overall policies, direction and review of the Board and to the instructions and supervision of FTFA, Franklin MOST provides certain investment advisory, research, advice, management and supervision services and furnishes a continuous investment program for the assets of the Fund allocated to Franklin MOST (the “Allocated Assets”) and performs such other functions of investment management and supervision as may be directed by the Board. FTFA will continue to have full responsibility for exercising voting rights and rights to consent to corporate action pertaining to the Allocated Assets, subject to such direction as the Board may provide. Franklin MOST shall place all purchase and sale orders with respect to the Allocated Assets. Franklin MOST may execute on behalf of the Fund certain agreements, instruments and documents in connection with the services performed by it under the New Sub-Advisory Agreement. These may include, without limitation, brokerage agreements, clearing agreements, account documentation, futures and options agreements, swap agreements, other investment related agreements, and any other agreements, documents or instruments Franklin MOST believes are appropriate or desirable in performing its duties under the New Sub-Advisory Agreement.

Management Fees. FTFA compensates Franklin MOST for providing investment advisory, research, advice, management, supervision and related services to the Fund. FTFA pays Franklin MOST for its services from the investment management fees it receives from the Fund. The fee payable by FTFA to Franklin MOST for services provided to the Fund is calculated based on a percentage of the management fee paid by the Fund to FTFA, net of (i) all fees and expenses incurred by FTFA under the Fund’s management agreement (including without limitation any subadvisory fee paid to another subadviser to the Fund) but excluding subadvisory fees paid by FTFA to ClearBridge Investments, LLC and (ii) expense waivers and reimbursements.

Payment of Expenses. During the term of the New Sub-Advisory Agreement, Franklin MOST will pay all expenses in connection with the services to be provided by it under the New Sub-Advisory Agreement. Those costs do not include brokerage, custodial, transfer agent, transaction, audit, accounting, legal and other costs incurred by the Fund. The Fund and FTFA will be responsible for all of their respective expenses and liabilities, including, without limitation, advisory fees, distribution fees, interest, taxes, governmental fees and other Fund related expenses.

Brokerage. In performing the services described above, Franklin MOST shall seek to obtain best execution, but shall have no obligation to seek the lowest commission cost to the Fund. Franklin MOST may, to the extent authorized by law and in accordance with the terms of the Fund’s management agreement, prospectus and statement of additional information and consistent with the Fund’s and Franklin MOST’s policies and procedures, cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, in recognition of the brokerage and research services that such broker provides, viewed in terms of either the particular transaction or Franklin MOST’s overall responsibilities with respect to accounts managed by Franklin MOST. Franklin MOST may use for the benefit of its other clients any such brokerage and research services that Franklin MOST obtains from brokers or dealers. To the extent authorized by applicable law, Franklin MOST shall not be deemed to have acted unlawfully or to have breached any duty created by the New Sub-Advisory Agreement or otherwise solely by reason of such action.

Continuance. The New Sub-Advisory Agreement will remain in effect for two years after its effective date of February 28, 2025, unless earlier terminated. As provided therein, the New Sub-Advisory Agreement is thereafter renewable annually (i) by a vote of the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940 (the “1940 Act”), provided that in either event the continuance is also approved by a vote of the majority of the Board who are not parties to the New Sub-Advisory Agreement or “interested persons,” as defined in the 1940 Act, of any party to the New Sub-Advisory Agreement or the Fund (“Independent Trustees”), in accordance with the 1940 Act and any rules, interpretations or orders thereunder.

Termination. The New Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, (i) by the Board upon written notice to FTFA and Franklin MOST or by vote of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, or (ii) by FTFA or Franklin MOST upon at least sixty (60) days’ written notice to the other party. The New Sub-Advisory Agreement shall terminate automatically in the event of any assignment thereof and in the event of any termination or assignment of the investment management agreement between FTFA and the Fund. (“Assignment” has the meaning set forth in the 1940 Act.)

Standard of Care. Under the New Sub-Advisory Agreement, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or the performance of its duties under the New Sub-Advisory Agreement on the part of Franklin MOST, neither Franklin MOST nor any of its directors, officers, employees or affiliates shall be subject to liability to FTFA, the Trust or the Fund or to any shareholder of the Fund for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services under the New Sub-Advisory Agreement or for any losses that may arise out of any investment or that may be sustained in the purchase, holding or sale of any security or investment by the Fund.

To the extent that FTFA is found by a court of competent jurisdiction, or the SEC or any other regulatory agency, to be liable to the Fund or any shareholder (a “liability”) for any acts undertaken by Franklin MOST pursuant to authority delegated to it by FTFA, Franklin MOST shall indemnify FTFA and each of its affiliates, officers, directors and employees (each a “Franklin Indemnified Party”) and hold them harmless from, against, for and in respect of all direct losses, damages, costs and expenses incurred by a Franklin Indemnified Party with respect to such liability, together with all legal and other expenses reasonably incurred by any such Franklin Indemnified Party, in connection with such liability.

What factors did the Board consider when approving the New Sub-Advisory Agreement?

At a meeting held on December 5, 2024 (Meeting), the Board of Trustees (Board) of Legg Mason ETF Investment Trust (Trust), including a majority of the trustees who are not “interested persons” as defined in the Investment Company Act of 1940 (Independent Trustees), reviewed and approved a new investment sub-advisory agreement between Franklin Templeton Fund Adviser, LLC (Manager), the Fund’s investment manager, and Franklin Managed Options Strategies, LLC (Franklin MOST), an affiliate of the Manager, on behalf of the Franklin ClearBridge Enhanced Income ETF (Fund) with respect to the portion of the Fund’s portfolio that will utilize an options overlay strategy (Options Overlay Strategy) for an initial two-year period effective on or about February 28, 2025 (New Sub-Advisory Agreement). The Independent Trustees received advice from and met separately with Independent Trustee counsel in considering whether to approve the New Sub-Advisory Agreement.

The Board reviewed and considered information provided by the Manager at the Meeting with respect to the New Sub-Advisory Agreement. The Board also reviewed and considered the factors it deemed relevant in approving the New Sub-Advisory Agreement, including, but not limited to: (i) the nature, extent, and quality of the services to be provided by Franklin MOST; and (ii) the costs of the services to be provided by Franklin MOST. The Board further reviewed and considered information provided by management showing the expected impact of the New Sub-Advisory Agreement on the Manager’s profitability consistent with the Order (as defined below). The Board also considered that management proposed that the Board approve the New Sub-Advisory Agreement in connection with the Fund’s repositioning and related investment strategy changes. The Board reviewed and further considered the form of the New Sub-Advisory Agreement and the terms of the New Sub-Advisory Agreement, which were discussed at the Meeting, noting that the terms and conditions of the New Sub-Advisory Agreement were substantially similar (except with respect to the sub-advisory fee) to the terms and conditions of sub-advisory agreements for other recently launched Franklin Templeton (FT) exchange-traded funds.

In approving the New Sub-Advisory Agreement, the Board, including a majority of the Independent Trustees, determined, through the exercise of its business judgment, that the hiring of Franklin MOST is in the best interests of the Fund and its shareholders and does not involve a conflict of interest from which the Manager or Franklin MOST derives an inappropriate advantage. The Board also determined, through the exercise of its business judgment, that the terms of the New Sub-Advisory Agreement are fair and reasonable. While attention was given to all information furnished, the following discusses some primary factors relevant to the Board’s determination.

Nature, Extent and Quality of Services

The Board reviewed and considered information regarding the nature, extent and quality of investment management services to be provided by Franklin MOST and its affiliates to the Fund and its shareholders. In doing so, the Board noted that the Fund employs a “manager of managers” structure pursuant to an exemptive order (Order) granted to the Manager by the U.S. Securities and Exchange Commission, whereby the Manager and the Fund may, without shareholder approval, enter into and amend sub-advisory agreements with sub-advisers that are indirect or direct wholly owned subsidiaries of Franklin Resources, Inc. (FRI). In particular, with respect to the Franklin MOST and its implementation of the Options Overlay Strategy, the Board took into account that the new portfolio managers proposed to serve as portfolio managers for the Fund are employees of Franklin MOST. The Board reviewed and considered information regarding the nature, quality and extent of investment sub-advisory services to be provided by Franklin MOST to the Fund and its shareholders under the New Sub-Advisory Agreement; Franklin MOST’s experience as a manager of other funds and accounts, including those within the FT organization; the personnel, operations, financial condition, and investment management capabilities, methodologies and resources of Franklin MOST and Franklin MOST’s capabilities, as demonstrated by, among other things, its policies and procedures reasonably designed to prevent violations of the federal securities laws.

The Board also reviewed and considered the benefits provided to Fund shareholders of investing in a fund that is part of the FT family of funds. The Board noted the financial position of FRI, the parent of the Manager and Franklin MOST, and its commitment to the registered fund business as evidenced by its continued reassessment of the fund offerings in response to FT acquisitions and the market environment, as well as project initiatives and capital investments relating to the services provided to the Fund by the FT organization. The Board specifically noted FT’s commitment to technological innovation and advancement, including its initiative to create a new enterprise-wide artificial intelligence platform.

Following consideration of such information, the Board was satisfied with the nature, extent and quality of services to be provided by Franklin MOST to the Fund and its shareholders.

Fund Performance

The Board noted its review and consideration of and conclusions made regarding the performance results of the Fund in connection with the May 2024 annual contract renewal (Annual Contract Renewal) of the Fund’s investment management agreement and existing investment sub-advisory agreement and at regular Board meetings throughout the year. Because Franklin MOST was proposed to be newly added as a sub-adviser in connection with the repositioning of the Fund, no performance information for the Options Overlay Strategy was available to review.

Comparative Fees and Expenses

The Board reviewed and considered information regarding the investment sub-advisory fees to be charged by Franklin MOST with respect to the Options Overlay Strategy. The Board noted that the investment sub-advisory fees will have no impact on the amount of management fees that are currently paid by the Fund as Franklin MOST will be paid by the Manager out of the unitary management fee that the Manager receives from the Fund. The Board further noted that the allocation of the fees to Franklin MOST reflected the services to be provided by Franklin MOST. The Board concluded that the proposed investment sub-advisory fees to be paid to Franklin MOST are reasonable.

Management Profitability and Economies of Scale

The Board noted management’s representation that the Manager’s profitability is not expected to materially change as a result of the addition of the new services to be provided by Franklin MOST pursuant to the New Sub-Advisory

Agreement. The Board determined that its conclusions regarding profitability and economies of scale reached in connection with the Annual Contract Renewal had not changed as a result of the proposal to approve the New Sub-Advisory Agreement.

Conclusion

Based on its review, consideration and evaluation of all factors it believed relevant, including the above-described factors and conclusions, the Board unanimously approved the New Sub-Advisory Agreement for an initial two-year period.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Investment Manager

FTFA currently serves as the Fund’s investment manager pursuant to an investment management agreement dated July 31, 2020, as further amended, between the Trust, on behalf of the Fund, and FTFA (the “Management Agreement”). The Management Agreement was initially approved by the predecessor Board of Trustees of the Trust, including the Independent Trustees of such Board, on April 7, 2020 and most recently renewed by the current Board on May 29, 2024. FTFA’s principal offices are located at 1 Madison Avenue, New York, New York 10010. FTFA is a wholly owned subsidiary of FRI. Further information about FRI and its principal shareholders can be found above under “INFORMATION ABOUT FRANKLIN MOST.”

The Trustees who are interested persons of FTFA or its affiliates and certain officers of the Trust who are shareholders of FRI are not compensated by the Trust or the Fund for their services, but may receive indirect remuneration due to their participation in management, advisory and other fees received by FTFA and its affiliates from the Fund.

The Trust appointed the Manager to act as investment adviser of the Fund for the period and on the terms set forth in the Management Agreement. Subject to the supervision of the Board, the Manager shall regularly provide the Fund with investment research, advice, management and supervision and shall furnish a continuous investment program for the Fund’s portfolio of securities and other investments consistent with the Fund’s investment objectives, policies and restrictions, as stated in the Fund’s current prospectus and statement of additional information, and in accordance with any exemptive orders issued by the SEC applicable to the Fund and any SEC staff no-action letters applicable to the Fund. The Manager shall determine from time to time what securities and other investments will be purchased (including, as permitted in accordance with this paragraph, swap agreements, options and futures), retained, sold or exchanged by the Fund and what portion of the assets of the Fund’s portfolio will be held in the various securities and other investments in which the Fund invests. The Manager will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. The Board may adopt policies and procedures that modify and restrict the Manager’s authority regarding the execution of the Fund’s portfolio transactions provided under the Management Agreement. The Manager shall also provide advice and recommendations with respect to other aspects of the business and affairs of the Fund, shall exercise voting rights, rights to consent to corporate action and any other rights pertaining to the Fund’s portfolio securities subject to such direction as the Board may provide, and shall perform such other functions of investment management and supervision as may be directed by the Board.

Subject to the Board’s approval, at the expense of the Manager and to the extent permitted by any exemptive orders or SEC staff no-action letters applicable to the Fund, the Manager may enter into contracts with one or more investment subadvisers, including without limitation, affiliates of the Manager, in which the Manager delegates to such investment subadvisers any or all its duties specified under the Management Agreement, on such terms as the Manager will determine to be necessary, desirable or appropriate, provided that in each case the Manager shall supervise the activities of each such subadviser and further provided that such contracts impose on any investment subadviser bound thereby all the conditions to which the Manager is subject under the Management Agreement and that such contracts are entered into in accordance with and meet all applicable requirements of the 1940 Act.

Pursuant to the Management Agreement and subject to the general supervision of the Board, FTFA provides or causes to be furnished all investment management, supervisory, administrative and other services reasonably necessary for the operation of the Fund, including certain distribution services (provided pursuant to a separate distribution agreement) and investment advisory services (provided pursuant to separate subadvisory agreements) under a unitary fee structure. The Fund is responsible for paying interest expenses, taxes, brokerage expenses, future 12b-1 fees (if any), acquired fund fees and expenses, extraordinary expenses and the management fee payable to FTFA under the Management Agreement. The fee is equal to the following annual rate of the average daily net assets of the Fund: 0.47%.

For the fiscal year ended March 31, 2025, the Fund paid FTFA an effective management fee of 0.47% of the Fund’s average daily net assets for management services. For the fiscal year ended March 31, 2025, the management fees paid by the Fund totaled $227,558.58. No management fees were waived or reimbursed for the fiscal year ended March 31, 2025.

FTFA, not the Fund, compensates Franklin MOST for sub-advisory services rendered to the Fund out of the unitary management fee paid by the Fund.

The Administrator

FTFA provides administrative services to the Fund for the period and on the terms set forth in the Management Agreement. Under the unitary fee structure, FTFA provides or causes to be furnished the administrative services described in the Management Agreement and the expenses for such services are included in the unitary fee set forth in the Management Agreement, as described above. The Bank of New York Mellon, 240 Greenwich Street, New York, New York 10286, has an agreement with FTFA to provide certain sub-administrative services for the Fund.

The Principal Underwriter

The principal underwriter for the Fund is Franklin Distributors, LLC, One Franklin Parkway, San Mateo, California 94403-1906. The Board has adopted a services and distribution plan pursuant to Rule 12b-1 under the 1940 Act for the Fund that authorizes the Fund to pay distribution fees in connection with the provision of ongoing services to shareholders and the maintenance of shareholder accounts in an amount up to 0.25% of its average daily net assets each year. However, no Rule 12b-1 fees are currently paid by the Fund, and there are no current plans to impose these fees.

The Transfer Agent

The transfer agent for the Fund is The Bank of New York Mellon, located at 240 Greenwich Street, New York, New York 10286.

Other Matters

The Fund’s audited financial statements and annual report for its last completed fiscal year, and any subsequent semi-annual financial statements or report to shareholders, are available free of charge. To obtain a copy, please call 1-877-721-1926 or send a written request to BNY Mellon, Attn: Legg Mason Funds, 4400 Computer Drive, Westborough, MA 01581.

Principal Shareholders

The outstanding shares of the Fund as of May 5, 2025, are 2,050,000.

Although the Trust does not have information concerning the beneficial ownership of shares held in the names of the Depository Trust Company (DTC) participants, as of May 5, 2025, the name, address and percentage ownership of each DTC participant that owned of record 5% or more of the outstanding shares of the Fund are listed on Exhibit C.

In addition, to the knowledge of the Trust’s management, as of May 5, 2025, no Trustee of the Trust owned 1% or more of the outstanding shares of the Fund. The Trustees and officers, as a group, of the Trust owned less than 1% of the outstanding shares of the Fund as of May 5, 2025.

Contacting the Board

If a shareholder wishes to send a communication to the Board, such correspondence should be in writing and addressed to the Board at the Trust’s offices, 620 Eighth Avenue, New York, NY 10018, Attention: Secretary. The correspondence will be given to the Board for review and consideration.

EXHIBIT A

Comparable Funds Advised or Sub-Advised by Franklin MOST

None

EXHIBIT B

SUB-ADVISORY AGREEMENT

LEGG MASON ETF INVESTMENT TRUST

On behalf of

FRANKLIN CLEARBRIDGE ENHANCED INCOME ETF

THIS SUB-ADVISORY AGREEMENT (the “Agreement”), effective as of February 28, 2025, is made between FRANKLIN TEMPLETON FUND ADVISER, LLC, a Delaware limited liability company (“FTFA”), and FRANKLIN MANAGED OPTIONS STRATEGIES, LLC, a Delaware limited liability company (“Sub-Adviser”).

WITNESSETH

WHEREAS, FTFA and Sub-Adviser are each registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and are engaged in the business of supplying investment management services, as an independent contractor;

WHEREAS, FTFA, pursuant to a management agreement (“Management Agreement”), has been retained to render investment advisory, management and administrative services to Franklin ClearBridge Enhanced Income ETF (the “Fund”), a series of Legg Mason ETF Investment Trust (the “Trust”), an investment management company registered with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, FTFA desires to retain Sub-Adviser to render certain investment advisory, research, advice, management, supervision and other related services to the Fund pursuant to the terms and provisions of this Agreement, and Sub-Adviser is interested in furnishing said services.

NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

1.  FTFA hereby retains Sub-Adviser, and Sub-Adviser hereby accepts such engagement, to furnish certain investment advisory, research, advice, management, supervision and other related services with respect to the assets of the Fund allocated to the Sub-Adviser, as more fully set forth herein (the “Allocated Assets”).

(a)  Subject to the overall policies, direction and review of the Trust’s Board of Trustees (the “Board” or “Trustees”) and to the instructions and supervision of FTFA, Sub-Adviser agrees to provide investment advisory, research, advice, management and supervision services and to furnish a continuous investment program for the Allocated Assets and perform such other functions of investment management and supervision as may be directed by the Board. Notwithstanding the above, FTFA will continue to have full responsibility for exercising voting rights and rights to consent to corporate action pertaining to the Allocated Assets, subject to such direction as the Board may provide.

(b)  The Sub-Adviser shall place all purchase and sale orders with respect to the Allocated Assets.

(c)  Unless otherwise instructed by FTFA or the Board, and subject to the provisions of this Agreement and to any guidelines or limitations specified from time to time by FTFA or by the Board, Sub-Adviser shall report daily all transactions effected by Sub-Adviser on behalf of the Fund to FTFA and to other entities as reasonably directed by FTFA or the Board.

(d)  For the term of this Agreement, Sub-Adviser shall provide the Board at least quarterly, in advance of the regular meetings of the Board, a report of its activities hereunder on behalf of the Fund and its proposed strategy for the next quarter, all in such form and detail as requested by the Board. Any team members shall also be available to attend such meetings of the Board as the Board may reasonably request.

(e)  The Sub-Adviser, at its expense, shall supply the Board, the officers of the Trust, and FTFA with all information and reports reasonably required by them and reasonably available to the Sub-Adviser relating to the services provided by the Sub-Adviser hereunder.

(f)  In performing its services under this Agreement, Sub-Adviser shall adhere to the Fund’s investment objective, policies and restrictions as contained in the Fund’s Prospectus and Statement of Additional Information, and in the Trust’s Amended and Restated Declaration of Trust, and to the investment guidelines most recently established by FTFA and disclosed to the Sub-Adviser, and shall comply with the provisions of the 1940 Act and the rules and regulations of the SEC thereunder in all material respects and with the applicable provisions of the United States Internal Revenue Code of 1986, as amended.

(g)  The Sub-Adviser may execute on behalf of the Fund certain agreements, instruments and documents in connection with the services performed by it under this Agreement. These may include, without limitation, brokerage agreements, clearing agreements, account documentation, futures and options agreements, swap agreements, other investment related agreements, and any other agreements, documents or instruments the Sub-Adviser believes are appropriate or desirable in performing its duties under this Agreement.

(h)  In carrying out its duties hereunder, Sub-Adviser shall comply with all reasonable instructions of FTFA in connection with the Fund.

(i)  FTFA shall cause the Sub-Adviser to be kept fully informed at all times with regard to the securities owned by the Fund, its funds available, or to become available, for investment, and generally as to the condition of the Fund’s affairs. FTFA shall furnish the Sub-Adviser with such other documents and information with regard to Fund’s affairs as the Sub-Adviser may from time to time reasonably request.

(j)  Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Sub-Adviser who may also be a Board member, officer, or employee of the Trust or the Fund, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Sub-Adviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association. If the purchase or sale of securities consistent with the investment policies of the Fund or one or more other accounts of the Sub-Adviser is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Sub-Adviser. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with the Fund’s and Sub-Adviser’s policies and procedures as presented to the Board from time to time.

2.  In performing the services described above, Sub-Adviser shall seek to obtain best execution, but shall have no obligation to seek the lowest commission cost to the Fund. Sub-Adviser may, to the extent authorized by law and in accordance with the terms of the Fund’s Management Agreement, Prospectus and Statement of Additional Information and consistent with the Fund’s and Sub-Adviser’s policies and procedures, cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, in recognition of the brokerage and research services that such broker provides, viewed in terms of either the particular transaction or Sub-Adviser’s overall responsibilities with respect to accounts managed by Sub-Adviser. Sub-Adviser may use for the benefit of its other clients any such brokerage and research services that Sub-Adviser obtains from brokers or dealers. To the extent authorized by applicable law, Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

(a)  The sub-advisory fee will be 20% of the management fee paid by the Fund to FTFA, net of (i) all fees and expenses incurred by FTFA under the Management Agreement (including without limitation any subadvisory fee paid to another subadviser to the Fund) but excluding subadvisory fees paid by FTFA to ClearBridge Investments, LLC and (ii) expense waivers and reimbursements. In no event shall the subadvisory fee be less than zero.

The sub-advisory fee under this Agreement shall be payable on the first business day of the first month following the effective day of this Agreement and shall be reduced by the amount of any advance payments made by FTFA relating to the previous month.

(b)  If this Agreement is terminated prior to the end of any month, the monthly fee shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the total number of calendar days in the month, and shall be payable within 10 days after the date of termination.

3.  It is understood that the services provided by Sub-Adviser are not to be deemed exclusive. FTFA acknowledges that Sub-Adviser may have investment responsibilities, render investment advice to, or perform other investment advisory services for other investment companies and clients, which may invest in the same type of securities as the Fund (collectively, “Clients”). FTFA agrees that Sub-Adviser may give advice or exercise investment responsibility and take such other action with respect to such Clients which may differ from advice given or the timing or nature of action taken with respect to the Fund. In providing services, Sub-Adviser may use information furnished by others to FTFA and Sub-Adviser in providing services to such Clients.

4.  To the extent permitted by any exemptive orders or SEC staff no-action letters applicable to the Fund, the Sub-Adviser may, at its expense, delegate to any other one or more companies that the Sub-Adviser controls, is controlled by, or is under common control with, or to specified employees of any such companies, certain of the Sub-Adviser’s duties under this Agreement, provided in each case the Sub-Adviser will supervise the activities of each such entity or employees thereof, that such delegation will not relieve the Sub-Adviser of any of its duties or obligations under this Agreement and provided further that any such arrangements are entered into in accordance with and meet all applicable requirements of the 1940 Act.

5.  Sub-Adviser agrees to use its best efforts in performing the services to be provided by it pursuant to this Agreement.

6.  During the term of this Agreement, Sub-Adviser will pay all expenses in connection with the services to be provided by it under this Agreement. For the avoidance of doubt, those costs do not include brokerage, custodial, transfer agent, transaction, audit, accounting, legal and other costs incurred by the Fund. The Fund and FTFA will be responsible for all of their respective expenses and liabilities, including, without limitation, advisory fees, distribution fees, interest, taxes, governmental fees and other Fund related expenses.

7.  Sub-Adviser shall, unless otherwise expressly provided and authorized, have no authority to act for or represent FTFA or the Fund in any way, or in any way be deemed an agent for FTFA or the Fund. Notwithstanding the foregoing, the Sub-Adviser is authorized to give instructions with respect to the Allocated Assets to the custodian of the Fund and any sub-custodian or prime broker as to deliveries of securities and other investments and payments of cash in respect of transactions or cash margin calls for the account of the Fund. Subject to applicable provisions of the 1940 Act, the investment program to be provided hereunder may entail the investment of all or substantially all of the assets of the Fund in one or more investment companies.

8.  This Agreement shall become effective as of the date first written above and shall continue in effect for two years. If not sooner terminated, this Agreement shall continue in effect for successive periods not exceeding 12 months each thereafter, provided that each such continuance shall be specifically approved at least annually by the vote of a majority of the Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party in accordance with the 1940 Act and any rules, interpretations or orders thereunder, and either the vote of (a) a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, or (b) a majority of the Trustees as a whole.

9.  (a)  Notwithstanding the foregoing, this Agreement may be terminated (i) at any time, without the payment of any penalty, by the Board upon written notice to FTFA and Sub-Adviser, or by vote of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, or (ii) by FTFA or Sub-Adviser upon not less than sixty (60) days’ written notice to the other party.

(b)  This Agreement shall terminate automatically in the event of any assignment thereof, and in the event of any termination or assignment of the Management Agreement between FTFA and the Fund. (“Assignment” has the meaning set forth in the 1940 Act.)

10.  (a)  In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or the performance of its duties hereunder on the part of Sub-Adviser, neither Sub-Adviser nor any of its directors, officers, employees or affiliates shall be subject to liability to FTFA, the Trust or the Fund or to any shareholder of the Fund for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder or for any losses that may arise out of any investment or that may be sustained in the purchase, holding or sale of any security or investment by the Fund.

(b)  Subject to paragraph 10(a), to the extent that FTFA is found by a court of competent jurisdiction, or the SEC or any other regulatory agency, to be liable to the Fund or any shareholder (a “liability”) for any acts undertaken by Sub-Adviser pursuant to authority delegated as described in Paragraph 1(a), Sub-Adviser shall indemnify FTFA and each of its affiliates, officers, directors and employees (each a “Franklin Indemnified Party”) and hold them harmless from, against, for and in respect of all direct losses, damages, costs and expenses incurred by a Franklin Indemnified Party with respect to such liability, together with all legal and other expenses reasonably incurred by any such Franklin Indemnified Party, in connection with such liability.

(c)  No provision of this Agreement shall be construed to protect any director or officer of FTFA or Sub-Adviser from liability in violation of Sections 17(h) or (i), respectively, of the 1940 Act.

11.  In compliance with the requirements of Rule 31a-3 under the 1940 Act, Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund, or to any third party at the Fund’s direction, any of such records upon the Fund’s request. Sub-Adviser further agrees to preserve for periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

12.  Upon termination of Sub-Adviser’s engagement under this Agreement or at the Fund’s direction, Sub-Adviser shall forthwith deliver to the Fund, or to any third party at the Fund’s direction, all records, documents and books of accounts which are in the possession or control of Sub-Adviser and relate directly and exclusively to the performance by Sub-Adviser of its obligations under this Agreement; provided, however, that Sub-Adviser shall be permitted to keep such records or copies thereof for such periods of time as are necessary to comply with applicable laws, in which case Sub-Adviser shall provide the Fund or a designated third party with copies of such retained documents unless providing such copies would contravene such rules, regulations and laws.

Termination of this Agreement or Sub-Adviser’s engagement hereunder shall be without prejudice to the rights and liabilities created hereunder prior to such termination.

13.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, in whole or in part, the other provisions hereof shall remain in full force and effect. Invalid provisions shall, in accordance with the intent and purpose of this Agreement, be replaced by such valid provisions which in their economic effect come as closely as legally possible to such invalid provisions.

14.  Any notice or other communication required to be given pursuant to this Agreement shall be in writing and given by personal delivery, pre-paid registered mail or nationally-recognized overnight delivery service, and shall be effective upon receipt. Notices and communications shall be given:

(i)	to FTFA:
1 Madison Ave
New York, NY 10010

(ii)	to Sub-Adviser:
1071 Post Road East, #201
Westport, CT 06880

15.  This Agreement shall be interpreted in accordance with and governed by the laws of the State of Delaware.

16.  Sub-Adviser acknowledges that it has received notice of and accepts the limitations of the Trust’s liability as set forth in its Amended and Restated Declaration of Trust. Sub-Adviser agrees that the Trust’s obligations hereunder shall be limited to the assets of the Fund; that no other series of the Trust shall be liable with respect to this Agreement or in connection with the matters contemplated herein; and that Sub-Adviser shall not seek satisfaction of any such obligation from any shareholder, trustee, officer, employee or agent of the Trust.

17.  Where the effect of a requirement of the 1940 Act reflected in any provision of the Agreement is revised by rule, interpretation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, interpretation or order.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on February 11, 2025.

FRANKLIN TEMPLETON FUND ADVISER, LLC

By:	/s/ Jane E. Trust

Name:	Jane E. Trust

Title:	President and Chief Executive Officer

FRANKLIN MANAGED OPTIONS STRATEGIES, LLC

By:	/s/ Jonathan Orseck

Name:	Jonathan Orseck

Title:	SVP and Co-CIO

EXHIBIT C

Depository Trust Company participants that owned of record 5% or more of the outstanding shares of

Franklin ClearBridge Enhanced Income ETF as of May 5, 2025

Name and Address of Account	Percentage of Fund (%)
JP Morgan Securities, LLC/JPMC 500 Stanton Christiana Road, OPS 4 3rd Floor Newark, DE 19713	44.52*
Charles Schwaab & Co. Inc. 2423 E. Lincoln Drive Phoenix, AZ 85016	15.96
LPL Financial Corporation 1055 LPL Way Fort Mill, SC 29715	13.91
Pershing LLC 1 Pershing Plz. Jersey City, NJ 07399-0001	12.46
National Financial Services LLC 499 Washington Blvd. Jersey City, NJ 07310	5.21

*Shareholders who beneficially own 25% or more of the outstanding shares of the Fund or who are otherwise deemed to “control” the Fund may be able to significantly influence the outcome of matters submitted to a vote of the Fund’s shareholders.

YLDE-STMT 05/25